SmileDirectClub Announces Plan to Drive Profitability, Positive Cash Flow

Realignment of global workforce to deliver annual cost savings, positive cash flow, and focus on innovation programs designed for growth

Company provides preliminary fourth quarter and full-year 2022 results

NASHVILLE, Tenn., January 17, 2023: SmileDirectClub, Inc. (Nasdaq: SDC), today announced plans for a realignment of its operating programs and global workforce to further hone its focus on its core business and technology-enabled innovation portfolio, and to introduce additional cost savings to the Company’s operating plan in order to enable growth and sustainable positive cash flow.

Plan Details

By taking these steps to right-size the business, the Company expects to introduce an additional $120 to $140 million in savings in 2023 excluding transition costs and place SmileDirectClub on a path to positive cash flow in late 2023.

“These actions are the natural next steps in the changes we introduced in 2022 to realign our operations in order to execute against our growth opportunity with efficiency and financial discipline,” said David Katzman, Chief Executive Officer of SmileDirectClub. “We are pleased with the progress we’ve made with the introduction of our innovative SmileMaker Platform and the upcoming launch of our CarePlus premium offering, as we design a technology-led product portfolio that continues to give consumers choice, convenience and affordability in oral care.”

Preliminary Fiscal Year 2023 Guidance

Once implemented, the changes are expected to protect the investment in SmileDirectClub’s strategic priorities while right-sizing the cost structure of the core business with the potential to drive positive Adjusted EBITDA by Q3 2023. These changes include anticipated reductions in general and administrative expenses of $50 million to $55 million and reductions in marketing and selling costs of $60 million to $65 million with a focus on greater efficiency.

For the year ended December 31, 2023, the Company expects total revenue to be in the range of $400 million to $450 million for the core business, which does not include any anticipated revenue upside from its upcoming United States rollout of the SmileMaker Platform or the launch of its CarePlus program. As these initiatives are introduced to the market at scale, the Company will provide more details and additional full-year expectations in the future.

The full-year 2023 expected costs and capital outlook for the core business include:

•Gross margin range (as a percentage of total revenues) of 72.0% to 75.0%
•Adjusted EBITDA range of ($35 million) to ($5 million), with positive Adjusted EBITDA by Q3 2023
•CapEx range of $35 million to $45 million
•One-time costs range of $12 million to $15 million

Fourth Quarter and Fiscal Year 2022 Preliminary Results

For the fourth quarter and year ended December 31, 2022, the Company expects total revenue to be in the range of $86 million to $88 million and $470 million to $472 million, respectively.

The full year 2022 preliminary costs and capital include:

•Gross margin range (as a percentage of total revenues) of 70.0% to 71.0%
•CapEx range of $50 million to $53 million
•Year-end cash balance between $118 million to $119 million
•Net loss ($278 million) to ($286 million)
•Adjusted EBITDA ($135 million) to ($137 million)
“SmileDirectClub has taken decisive steps over the past year to embed rigorous financial discipline throughout the business and ensure we are positioned to capitalize on the investments we have made to place our company on the leading edge of innovation in oral care technology,” said Katzman. “These steps are designed to ensure we’re able to deliver value to our customers and our shareholders, and to continue our mission of making premium oral care affordable and accessible to everyone.”

The preliminary results for the fourth quarter and fiscal year 2022, are estimates based on information available to management as of the date of this release, remain subject to procedures by our independent auditor, and are subject to further changes upon completion of the company’s year-end closing procedures.

SmileDirectClub’s full year results will be finalized and reported during the Company’s quarterly earnings call to be held on March 1, 2023.

Use of Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures, including Adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures above except for forward-looking measures of Adjusted EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of preliminary Adjusted EBITDA to Net loss,, the most directly comparable GAAP financial measure for Adjusted EBITDA , is set forth below.

2022 Preliminary Results Ranges
Net loss	($278 million)	($286 million)
Depreciation and amortization	$74 million	$75 million
Total interest expense	$18 million	$19 million
Income tax expense	$0.5 million	$1 million
One- time costs	$20 million	$21 million
Equity-based compensation	$26 million	$27 million
Foreign currency adjustments	$5 million	$6 million
Preliminary Adjusted EBITDA	($135 million)	($137 million)

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the current noncompliance with the minimum bid requirement pursuant to the Nasdaq Listing Rules; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the period ended September 30, 2022.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee, USA. For more information, visit SmileDirectClub.com.

Contacts:

SmileDirectClub Media Relations: Press@SmileDirectClub.com
SmileDirectClub Investor Relations: InvestorRelations@smiledirectclub.com